Exhibit 99.1

Kellogg Company News
For release:	August 2, 2012
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY DELIVERS SECOND-QUARTER RESULTS AND REAFFIRMS

FULL-YEAR GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced second quarter 2012 reported net sales of $3.5 billion, an increase of 2.6 percent from the second quarter of 2011. Internal net sales increased by 2.3 percent over the same period. Operating profit was $485 million in the quarter, a reported decrease of 10.7 percent; internal operating profit declined by five percent, as expected. Higher commodity costs, the timing of investment in Supply Chain, and anticipated weakness in European results all had an impact on operating profit. Internal results exclude the effects of foreign currency translation, one month of results from the recently acquired Pringles business, transaction and integration costs, and divestitures.

Reported second quarter 2012 earnings were $301 million, or $0.84 per diluted share, a decrease of 10.6 percent from the earnings of $0.94 per diluted share reported in the second quarter of 2011. This quarter’s earnings per share included $0.07 of transaction and integration costs and a $0.02, one-time, below-the-line benefit, both associated with the acquisition of the Pringles business. The below-the-line benefit was the result of a lower tax rate and a gain from foreign exchange; this benefit was partially offset by the impact of interest-rate swaps also related to the acquisition of Pringles.

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“We are pleased that our top-line performance improved in the second quarter. This year, we have taken strategic actions that have also made a difference in the near-term,” said John Bryant, Kellogg Company’s president and chief executive officer. “Last year we outlined a plan that focused the company on driving our two core growth platforms: cereal and snacks. The acquisition of the Pringles business takes us a long way toward achieving our goals and provides us with significant potential for future growth.”

North America

Kellogg North America’s reported net sales increased by 5.9 percent to $2.4 billion in the second quarter; internal net sales increased by 3.9 percent. The U.S. Morning Foods and Kashi segment posted internal sales growth of 1.2 percent. The company posted better performance in the cereal business than it did in the first quarter of the year; it also realized significant growth in the Pop-Tarts business. Internal net sales growth in the U.S. Snacks business was 4.1 percent, building on 4.9 percent growth in the comparable period of last year; the cookie, cracker, and wholesome snack businesses all posted revenue growth for the quarter. The U.S. Specialty segment posted internal net sales growth of 6.3 percent and the North America Other segment reported internal net sales growth of 8.9 percent as the result of strong growth in both the Canadian and Frozen Foods businesses. Second quarter North American reported operating profit increased by 4.8 percent; North American internal operating profit increased by 3.3 percent.

International

Kellogg International reported net sales of $1.1 billion, or a decline of 3.8 percent from the second quarter of 2011; internal net sales declined by 0.7 percent. The Latin American business posted internal net sales growth of 6.8 percent in the quarter. Internal net sales of the European business decreased by 3.6 percent. While this reflected the difficult operating environment in the

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region, it was an improvement from the performance posted in the first quarter of the year. Internal net sales declined by 2 percent in the Asia Pacific segment, primarily as the result of continued weakness in Australia. Kellogg International’s reported second quarter 2012 operating profit declined by 30.9 percent; internal operating profit declined by 22.5 percent, primarily due to results in Europe.

Interest and Tax

Interest expense was $89 million in the second quarter, including the $27 million loss from hedging associated with the Pringles transaction. The effective tax rate was 25.3 percent. This lower rate was the one-time result of the Pringles acquisition, as a tax liability related to international earnings was eliminated.

Cash flow

Cash flow, defined as cash from operating activities less capital expenditure, was $525 million for the first half of 2012, an increase of $122 million when compared to results from the first half of 2011.

Kellogg Reaffirms 2012 Net Sales, Operating Profit, and Earnings Per Share Guidance

The company reaffirmed its guidance for full-year internal net sales growth of between two and three percent. In addition, the company continues to expect that full-year internal operating profit will decline between two and four percent. Expectations remain for full-year, as-reported earnings per share to be in a range between $3.18 and $3.30 per share, including the anticipated impact of the Pringles acquisition.

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“We’ve taken significant actions in the first half of the year and our second quarter performance reflects some of the improvement that has resulted,” continued Bryant. “This, and the inclusion of the Pringles business, has given us improved visibility into our outlook, and we remain optimistic regarding the significant, long-term potential of our businesses.”

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on August 2, 2012 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (888) 338-8373 in the U.S., and (973) 872-3000 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

Driven to enrich and delight the world through foods and brands that matter, Kellogg Company (NYSE: K) is the world’s leading producer of cereal, second largest producer of cookies and crackers and - through the May 2012 acquisition of the iconic Pringles® business - the world’s second largest savory snacks company. In addition, Kellogg is a leading producer of frozen foods. Every day, our well-loved brands – produced in 18 countries and marketed in more than 180 countries – nourish families so they can flourish and thrive. With 2011 sales of more than $13 billion, these brands include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Pringles®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the integration of the Pringles® business, the

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Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to integrate the Pringles® business and the realization of the anticipated benefits from the acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
	June 30,	July 2,	June 30,	July 2,
(Results are unaudited)	2012	2011	2012	2011
Net sales	$3,474	$3,386	$6,914	$6,871

Cost of goods sold	2,060	1,943	4,129	4,007
Selling, general and administrative expense	929	900	1,765	1,749

Operating profit	485	543	1,020	1,115

Interest expense	89	53	122	120
Other income (expense), net	7	(1)	20	(1)

Income before income taxes	403	489	918	994
Income taxes	102	147	259	287

Net income	$301	$342	$659	$707

Net income (loss) attributable to noncontrolling interests	—	(1)	—	(2)

Net income attributable to Kellogg Company	$301	$343	$659	$709

Per share amounts:
Basic	$.84	$.94	$1.85	$1.95
Diluted	$.84	$.94	$1.84	$1.93

Dividends per share	$.4300	$.4050	$.8600	$.8100

Average shares outstanding:
Basic	357	363	357	364

Diluted	359	366	359	367

Actual shares outstanding at period end			358	362

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended		Year-to-date period ended
	June 30,	July 2,	June 30,	July 2,
(Results are unaudited)	2012	2011	2012	2011
Net sales
U.S. Morning Foods & Kashi	$939	$927	$1,880	$1,885
U.S. Snacks	803	729	1,545	1,454
U.S. Specialty	252	232	600	555
North America Other	369	343	737	701
Europe	613	634	1,151	1,255
Latin America	274	281	544	542
Asia Pacific	224	240	457	479

Consolidated	$3,474	$3,386	$6,914	$6,871

Segment operating profit
U.S. Morning Foods & Kashi	$183	$176	$342	$357
U.S. Snacks	117	111	235	235
U.S. Specialty	55	56	126	121
North America Other	70	63	140	133
Europe	72	102	150	203
Latin America	48	61	99	109
Asia Pacific	16	25	50	56

Total Reportable Segments	561	594	1,142	1,214
Corporate	(76)	(51)	(122)	(99)

Consolidated	$485	$543	$1,020	$1,115

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
	June 30,	July 2,
(unaudited)	2012	2011
Operating activities
Net income	$659	$707
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	194	175
Deferred income taxes	(38)	(1)
Other	34	25
Postretirement benefit plan contributions	(32)	(183)
Changes in operating assets and liabilities	(137)	(77)

Net cash provided by operating activities	680	646

Investing activities
Additions to properties	(155)	(243)
Acquisitions, net of cash acquired	(2,674)	—
Other	6	5

Net cash used in investing activities	(2,823)	(238)

Financing activities
Net issuances of notes payable	500	687
Issuances of long-term debt	1,727	397
Reductions of long-term debt	—	(946)
Net issuances of common stock	65	249
Common stock repurchases	(63)	(518)
Cash dividends	(306)	(296)
Other	(3)	10

Net cash provided by (used in) financing activities	1,920	(417)

Effect of exchange rate changes on cash and cash equivalents	(7)	22

Increase (decrease) in cash and cash equivalents	(230)	13
Cash and cash equivalents at beginning of period	460	444

Cash and cash equivalents at end of period	$230	$457

Supplemental financial data:
Cash Flow (operating cash flow less property additions) (a)	$525	$403

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	June 30,	December 31,
	2012	2011
	(unaudited)	*
Current assets
Cash and cash equivalents	$230	$460
Accounts receivable, net	1,420	1,188
Inventories:
Raw materials and supplies	282	247
Finished goods and materials in process	953	885
Deferred income taxes	176	149
Other prepaid assets	150	98

Total current assets	3,211	3,027
Property, net of accumulated depreciation of $4,976 and $4,847	3,561	3,281
Goodwill	5,044	3,623
Other intangibles, net of accumulated amortization of $49 and $49	2,193	1,454
Pension	195	150
Other assets	436	366

Total assets	$14,640	$11,901

Current liabilities
Current maturities of long-term debt	$1,518	$761
Notes payable	739	234
Accounts payable	1,226	1,189
Accrued advertising and promotion	486	410
Accrued income taxes	5	66
Accrued salaries and wages	215	242
Other current liabilities	417	411

Total current liabilities	4,606	3,313
Long-term debt	6,030	5,037
Deferred income taxes	644	637
Pension liability	595	560
Nonpension postretirement benefits	181	188
Other liabilities	431	404

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	541	522
Retained earnings	7,061	6,721
Treasury stock, at cost	(3,118)	(3,130)
Accumulated other comprehensive income (loss)	(2,438)	(2,458)

Total Kellogg Company equity	2,151	1,760
Noncontrolling interests	2	2

Total equity	2,153	1,762

Total liabilities and equity	$14,640	$11,901

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Second quarter of 2012 versus 2011
(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 net sales	$939	$803	$252	$369	$2,363	$613	$274	$224	$—	$3,474

2011 net sales	$927	$729	$232	$343	$2,231	$634	$281	$240	$—	$3,386

% change - 2012 vs. 2011:
Volume (tonnage) (a)					.3%	-3.2%	-1.6%	-1.4%	—	-.6%
Pricing/mix					3.6%	-.4%	8.4%	-.6%	—	2.9%

Subtotal - internal business (b)	1.2%	4.1%	6.3%	8.9%	3.9%	-3.6%	6.8%	-2.0%	—	2.3%
Acquisitions (c)	—%	6.2%	2.3%	.8%	2.4%	7.9%	.6%	5.7%	—	3.5%
Divestitures (d)	—%	—%	—%	—%	—%	—%	—%	-2.7%	—	-.2%
Foreign currency impact	—%	—%	—%	-2.3%	-.4%	-7.6%	-10.2%	-7.5%	—	-3.0%

Total change	1.2%	10.3%	8.6%	7.4%	5.9%	-3.3%	-2.8%	-6.5%	—	2.6%

(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 operating profit	$183	$117	$55	$70	$425	$72	$48	$16	$(76)	$485

2011 operating profit	$176	$111	$56	$63	$406	$102	$61	$25	$(51)	$543

% change - 2012 vs. 2011:
Internal business (b)	3.3%	.1%	-3.2%	14.5%	3.3%	-19.9%	-15.2%	-31.6%	-4.8%	-5.0%
Acquisitions (c)	—%	6.8%	2.8%	.1%	2.3%	1.2%	—%	.1%	-.3%	1.9%
Divestitures (d)	—%	—%	—%	—%	—%	—%	—%	4.9%	—%	.3%
Integration impact (e)	—%	-1.2%	—%	—%	-.3%	-7.1%	-.3%	-3.3%	-43.1%	-5.8%
Foreign currency impact	.1%	—%	—%	-3.1%	-.5%	-4.4%	-6.9%	-3.8%	—%	-2.1%

Total change	3.4%	5.7%	-.4%	11.5%	4.8%	-30.2%	-22.4%	-33.7%	-48.2%	-10.7%

(a)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(b)	Internal net sales and operating profit growth for 2012, exclude the impact of acquisitions, divestitures, transaction and integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the quarter ended June 30, 2012 from the acquisition of Pringles.
(d)	Impact of results for the quarter ended June 30, 2012 from the divestiture of Navigable Foods.
(e)	Includes impact of transaction and integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2012 versus 2011
(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 net sales	$1,880	$1,545	$600	$737	$4,762	$1,151	$544	$457	$—	$6,914

2011 net sales	$1,885	$1,454	$555	$701	$4,595	$1,255	$542	$479	$—	$6,871

% change - 2012 vs. 2011:
Volume (tonnage) (a)					-1.7%	-7.9%	-2.2%	1.3%	—	-2.7%
Pricing/mix					4.4%	1.0%	9.3%	-1.5%	—	3.8%

Subtotal - internal business (b)	-.3%	3.2%	7.2%	6.1%	2.7%	-6.9%	7.1%	-.2%	—	1.1%
Acquisitions (c)	—%	3.1%	1.0%	.4%	1.1%	4.0%	.3%	2.8%	—	1.7%
Divestitures (d)	—%	—%	—%	—%	—%	—%	—%	-3.3%	—	-.3%
Foreign currency impact	—%	—%	—%	-1.5%	-.2%	-5.4%	-7.1%	-3.8%	—	-1.9%

Total change	-.3%	6.3%	8.2%	5.0%	3.6%	-8.3%	.3%	-4.5%	—	.6%

(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 operating profit	$342	$235	$126	$140	$843	$150	$99	$50	$(122)	$1,020

2011 operating profit	$357	$235	$121	$133	$846	$203	$109	$56	$(99)	$1,115

% change - 2012 vs. 2011:
Internal business (b)	-4.5%	-2.4%	2.8%	7.4%	-1.0%	-19.8%	-3.8%	-14.7%	-.4%	-5.6%
Acquisitions (c)	—%	3.2%	1.3%	.1%	1.1%	.6%	—%	—%	-.1%	.9%
Divestitures (d)	—%	—%	—%	—%	—%	—%	—%	5.6%	—%	.3%
Integration impact (e)	—%	-.5%	—%	—%	-.2%	-3.6%	-.1%	-1.5%	-22.2%	-2.8%
Foreign currency impact	—%	—%	—%	-2.0%	-.3%	-3.4%	-5.8%	.1%	—%	-1.3%

Total change	-4.5%	.3%	4.1%	5.5%	-.4%	-26.2%	-9.7%	-10.5%	-22.7%	-8.5%

(a)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(b)	Internal net sales and operating profit growth for 2012, exclude the impact of acquisitions, divestitures, transaction and integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the year-to-date period ended June 30, 2012 from the acquisition of Pringles.
(d)	Impact of results for the year-to-date period ended June 30, 2012 from the divestiture of Navigable Foods.
(e)	Includes impact of transaction and integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended June 30, 2012			Year-to-date period ended June 30, 2012
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2012
U.S. Morning Foods & Kashi	$2	$1	$3	$4	$3	$7
U.S. Snacks	—	3	3	2	4	6
U.S. Specialty	—	1	1	—	1	1
North America Other	—	—	—	—	1	1
Europe	2	—	2	3	—	3
Latin America	—	—	—	—	—	—
Asia Pacific	—	—	—	—	—	—
Corporate	—	—	—	—	—	—

Total	$4	$5	$9	$9	$9	$18

	Quarter ended July 2, 2011			Year-to-date period ended July 2, 2011
	Cost of goods sold (a)	Selling, general and administrative expense	Total	Cost of goods sold (a)	Selling, general and administrative expense	Total
2011
U.S. Morning Foods & Kashi	$2	$1	$3	$6	$2	$8
U.S. Snacks	—	6	6	3	7	10
U.S. Specialty	—	1	1	—	1	1
North America Other	1	—	1	2	—	2
Europe	2	—	2	8	—	8
Latin America	—	1	1	—	1	1
Asia Pacific	1	—	1	2	—	2
Corporate	—	—	—	—	—	—

Total	$6	$9	$15	$21	$11	$32

2012 Variance - better(worse) than 2011
U.S. Morning Foods & Kashi	$—	$—	$—	$2	$(1)	$1
U.S. Snacks	—	3	3	1	3	4
U.S. Specialty	—	—	—	—	—	—
North America Other	1	—	1	2	(1)	1
Europe	—	—	—	5	—	5
Latin America	—	1	1	—	1	1
Asia Pacific	1	—	1	2	—	2
Corporate	—	—	—	—	—	—

Total	$2	$4	$6	$12	$2	$14

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.
(a)	Includes expense associated with capital projects across our supply chain network incurred primarily in North America, totaling $5 million and $12 million for the quarter ended and year-to-date period ended July 2, 2011, respectively.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended June 30, 2012				Year-to-date period ended June 30, 2012
	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2012
U.S. Snacks	$—	$1	$—	$1	$—	$1	$—	$1
Europe	—	7	—	7	—	7	—	7
Asia Pacific	—	1	—	1	—	1	—	1
Corporate	—	22	5	27	—	22	5	27

Total	$—	$31	$5	$36	$—	$31	$5	$36

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

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